UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (404) 978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

PulteGroup, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 6, 2015. A total of 321,281,400 common shares were present or represented by proxy at the meeting. The Company’s shareholders voted on four proposals and cast their votes as follows:

Proposal 1 - Election of Directors

All nine of the nominees for directors were elected to serve for a term which expires at our 2016 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, by the votes set forth below.

Nominee	Voted For	Withheld	Broker Non-Votes
Brian P. Anderson	284,515,111	5,653,189	31,113,100
Bryce Blair	288,730,618	1,437,682	31,113,100
Richard J. Dugas, Jr.	281,798,576	8,369,724	31,113,100
Thomas J. Folliard	288,800,591	1,367,709	31,113,100
Cheryl W. Grisé	287,406,152	2,762,148	31,113,100
André J. Hawaux	288,767,571	1,400,729	31,113,100
Debra J. Kelly-Ennis	285,621,330	4,546,970	31,113,100
Patrick J. O’Leary	288,769,547	1,398,753	31,113,100
James J. Postl	288,697,032	1,471,268	31,113,100

Proposal 2 - Ratification of the Selection of Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015, was ratified by the shareholders by the votes set forth below.

Voted For	Voted Against	Abstain
319,426,692	1,520,396	334,312

Proposal 3 - Advisory Vote on Executive Compensation

The shareholders approved, on an advisory basis, the compensation of our named executive officers by the votes set forth below.

Voted For	Voted Against	Abstain	Broker Non-Votes
279,750,144	9,926,226	491,930	31,113,100

Proposal 4 - Shareholder Proposal on a Policy that a Significant Portion of Future Stock Option Grants to Senior Executives be Performance-Based

The shareholders did not approve the shareholder proposal on a policy that a significant portion of future stock option grants to senior executives be performance-based, by the votes set forth below.

Voted For	Voted Against	Abstain	Broker Non-Votes
83,058,647	206,737,979	371,674	31,113,100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	May 8, 2015	By:	/s/ Steven M. Cook
			Name:	Steven M. Cook
			Title:	Senior Vice President,
General Counsel
and Secretary

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